UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014 (March 17, 2014)

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51300	91-1040022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 204th Street SW, Lynnwood, WA 98036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 551-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The sole purpose of this amendment on Form 8-K/A to the Current Report on Form 8-K (the “Original Form 8-K”) filed on March 21, 2014 by Zumiez Inc. (the “Company”) is to correct the date of departure of the Company’s President and General Merchandising Manager from April 18, 2014 to May 21, 2014. The text below amends and restates the information that was reported under Item 5.02 of the Original Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of President and General Merchandising Manager

On March 17, 2014, Lynn Kilbourne, President and General Merchandising Manager of Zumiez Inc. (the “Company”), gave notice of her decision to leave the Company effective as of May 21, 2014. The Company thanks Ms. Kilbourne for her 10 years of outstanding service to the Company and wishes her the best on her decision to pursue other opportunities.

The Company plans on fulfilling Ms. Kilbourne’s responsibilities from inside the Company with a new senior vice president/general merchandising manager position, a new senior vice president/strategy and business development position and other appropriate internal organizational changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.

Dated: April 7, 2014	By:	/s/ Richard M. Brooks
Richard M. Brooks
Chief Executive Officer